UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2013

FNB United Corp.
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 South Fayetteville Street, Asheboro, North Carolina
(Address of principal executive offices)
Registrant's telephone number, including area code:   (336) 626-8300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

FNB United Corp. (“FNB United”), the holding company for CommunityOne Bank, N.A.(“CommunityOne”) and Bank of Granite (together, the “Company”), announced today that R. Reynolds Neely, Jr., a director of FNB United and CommunityOne, is retiring from the FNB United and CommunityOne Boards of Directors, effective immediately prior to the 2013 Annual Meeting of Shareholders, scheduled for June 20, 2013. Mr. Neely has served as a director of FNB United and CommunityOne since 1980, and has been on the Audit Committee and the Enforcement Compliance Committee. Mr. Neely does not serve on the Bank of Granite Board of Directors.

At the time of his retirement on June 20, 2013, Mr. Neely will become a director emeritus and will have the right to attend all Board meetings. The Company believes that Mr. Neely’s long-standing service to the Company and his knowledge of the Asheboro community will continue to provide insights to the Board in his emeritus capacity.

The Board is nominating T. Gray McCaskill, CPCU, to stand for election for director at the 2013 Annual Meeting of Shareholders to fill the vacancy created by the retirement of Mr. Neely. Mr. McCaskill is Chief Executive Officer of Senn Dunn Insurance, Greensboro, North Carolina, which specializes in business insurance, employee benefits and personal insurance lines. In that and other executive capacities at Senn Dunn since 1985, he has helped build Senn Dunn into the largest privately owned insurance agency in North Carolina. If elected, Mr. McCaskill will serve on the Board of CommunityOne and on the Audit Committee and the Enforcement Compliance Committee of each Board. Both nominations are subject to regulatory non-objection.

On April 3, 2013, the Company issued a press release announcing the retirement of Mr. Neely and the nomination of Mr. McCaskill. This release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01    Other Events

The Company also announced that the Board of Directors is proposing at the 2013 Annual Meeting of Shareholders to change the name of FNB United Corp. to “CommunityOne Bancorp.” This change in name, which will be effected through an amendment to the Company’s Articles of Incorporation, will align the name and brand of the Company with that of its primary bank subsidiary, CommunityOne Bank, N.A. The Company believes that the new name “CommunityOne Bancorp” will better reflect the Company’s identity and future direction as a state-wide community bank which focuses on customers as its number one priority. If this name change is approved, the stock trading symbol on the NASDAQ stock market also will change to “COB.”

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.	Description of Exhibit

99.1
Press Release, dated April 3, 2013, announcing retirement of R. Reynolds
Neely, Jr. from the Board of Directors of FNB United and CommunityOne Bank,
N.A., Asheboro, North Carolina, and Nomination of T. Gray McCaskill, CPCU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2013 (Date)	FNB United Corp. (Registrant)
/s/ David L. Nielsen David L. Nielsen Chief Financial Officer